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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 27, 2021
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Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Realogy Holdings Corp.	Common Stock, par value $0.01 per share	RLGY	New York Stock Exchange
Realogy Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 1.01.	Entry into a Material Definitive Agreement.
On January 27, 2021, Realogy Group LLC, a Delaware limited liability company (“Realogy Group”), an indirect wholly-owned subsidiary of Realogy Holdings Corp. (“Realogy Holdings” and, together with its wholly-owned subsidiaries, including Realogy Group, collectively, the “Company,” “we,” “us” or “our”), entered into (1) a tenth amendment (the “Tenth Amendment”) to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Realogy Intermediate Holdings LLC (“Intermediate Holdings”), Realogy Group, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent; and (2) a fourth amendment (the “Fourth Amendment”) to the Term Loan Agreement, dated as of October 23, 2015 (as amended, amended and restated, modified or supplemented from time to time, the “Term Loan A Agreement”), among Intermediate Holdings, Realogy Group, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.
The Tenth Amendment and Fourth Amendment are referred to collectively herein as the “2021 Amendments.” The term loan A facility under the Term Loan A Agreement is referred to herein as the “Term Loan A Facility”. The term loan B facility and revolving credit facility under the Credit Agreement are referred to herein as the “Term Loan B Facility” and “Revolving Credit Facility”, respectively.
The 2021 Amendments:
•extend the maturity for approximately $237 million of the approximately $434 million balance of the Term Loan A Facility (the "Extended Term Loan A Facility") after giving effect to the application of a $250 million pay down of the Term Loan A Facility using a portion of the net proceeds from the January 11, 2021 issuance of the 5.75% Senior Notes due 2029, from February 2023 to February 2025, subject to the foregoing:
◦if on or before March 2, 2023, the 4.875% Senior Notes have not been extended, refinanced or replaced to have a maturity date after May 10, 2025 (or are not otherwise discharged, defeased or repaid by March 2, 2023), the maturity date of the Extended Term Loan A Facility will be March 2, 2023;
◦if on or before November 9, 2024, the Term Loan B Facility is not extended, refinanced or replaced to have a maturity date after May 10, 2025 (or otherwise repaid prior to November 9, 2024), the maturity date of the Extended Term Loan A Facility will be November 9, 2024;
•extend the maturity of approximately $948 million of the $1,425 million Revolving Credit Facility (the "Extended Revolving Credit Facility") from February 2023 to February 2025, subject to the earlier springing maturity dates applicable to the Extended Term Loan A Facility described above; and
•make certain modifications to the Credit Agreement and Term Loan A Agreement, including amendments that reduce the maximum permitted senior secured leverage ratio (the financial covenant under such agreements) for the applicable trailing twelve-month period to below the levels that had been permitted under the amendments to the Credit Agreement and Term Loan A Agreement that we entered into on July 24, 2020 (collectively, the "2020 Amendments"), as follows:

Fiscal Quarter Ending	Senior Secured Leverage Ratio
December 31, 2020 to June 30, 2021	5.25 to 1.00
September 30, 2021 to March 31, 2022	5.00 to 1.00
June 30, 2022 and thereafter	4.75 to 1.00
Th
The other covenants in the Credit Agreement and Term Loan A Agreement that were tightened under the 2020 Amendments will remain in place under the 2021 Amendments until the Company issues its financial results for the third quarter of 2021 and concurrently delivers an officer’s certificate to its lenders showing compliance with the senior secured leverage ratio set forth in the above table, subject to earlier termination, which we refer to as the covenant period. If Realogy Group’s senior secured leverage ratio does not exceed 5.00 to 1.00 for the fiscal quarter ending June 30, 2021 (as compared to 5.50 to 1.00 under the 2020 Amendments), the covenant period will end at the time Realogy Group delivers the compliance certificate to the lenders for such period; however, in either instance, the gradual step down in the senior secured leverage ratio described above will continue to apply. As was the case under the 2020 Amendments, Realogy Group also may elect to end the covenant period at any time, provided the senior secured leverage ratio does not exceed 4.75 to 1.00 as of the most recently ended quarter for which financial statements have been delivered. In such event, the senior secured leverage ratio will reset to the pre-amendment level of 4.75 to 1.00 thereafter.
Under the 2021 Amendments, quarterly amortization payments are required on the Extended Term Loan A Facility, commencing with the quarter ending June 30, 2021, based on a percentage of the principal amount of Extended Term Loan A Facility outstanding as of the date of the Fourth Amendment, as follows: 0.625% per quarter from June 30, 2021 to March 31, 2022; 1.25% per quarter from June 30, 2022 to March 31, 2023; 1.875% per quarter from June 30, 2023 to March 31, 2024; and 2.50% per quarter for periods ending on or after June 30, 2024, with the balance of the Extended Term Loan A Facility due at maturity. No amortization payments are required on the portion of the Term Loan A Facility that was not extended.
The foregoing summary of the 2021 Amendments is not complete and is qualified in its entirety by reference to the full and complete text of the Tenth Amendment and the Fourth Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
10.1
Tenth Amendment, dated as of January 27, 2021, to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, supplemented or otherwise modified from time to time), among Realogy Intermediate Holdings LLC, Realogy Group LLC, the several lenders parties thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2
Fourth Amendment, dated as of January 27, 2021, to the Term Loan Agreement, dated as of October 23, 2015 (as amended, supplemented or otherwise modified from time to time), among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: January 27, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Charlotte C. Simonelli
Charlotte C. Simonelli, Executive Vice President, Chief Financial Officer and Treasurer
Date: January 27, 2021

EXHIBIT INDEX

Exhibit No.	Description
10.1
Tenth Amendment, dated as of January 27, 2021, to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, supplemented or otherwise modified from time to time), among Realogy Intermediate Holdings LLC, Realogy Group LLC, the several lenders parties thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

10.2
Fourth Amendment, dated as of January 27, 2021, to the Term Loan Agreement, dated as of October 23, 2015 (as amended, supplemented or otherwise modified from time to time), among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).